UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 23, 2014 (May 22, 2014)

Date of Report (date of earliest event reported)

MONTAGE TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman	001-36064	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

Room A1601, Technology Building, 900 Yi Shan Road

Xuhui District, Shanghai, 200233

People’s Republic of China

(Address of registrant’s principal executive offices, including zip code)

Tel: (86 21) 6128-5678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 22, 2014, the board of directors of Montage Technology Group Limited (the “Company”) approved the grant of 544,500 restricted shares (the “Shares”) of the Company’s ordinary shares (the “Ordinary Shares”) under the Company’s 2013 Performance Incentive Plan (the “Plan”) to certain non-executive employees of the Company. The Shares vest in annual installments over a four-year period, subject to the grantee’s continued employment through the applicable vesting date.

The Shares were issued pursuant to the exemptions provided by Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), or Section 4(a)(2) under the Securities Act and the rules and regulations promulgated thereunder. No public solicitation was involved in connection with the issuance of the restricted share awards and all of the awards were granted to current employees of the Company, almost all of whom are non-U.S. persons residing outside of the United States. The shares are subject to transfer restrictions.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2014

Montage Technology Group Limited

/s/ Mark Voll
Mark Voll
Chief Financial Officer